UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2021

Glenfarne Merger Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40245	85-1535392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

292 Madison Avenue, 19th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 500-5454 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Warrant	GGMCU	The Nasdaq Stock Market LLC

Class A Common stock, par value $0.0001 per share	GGMC	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	GGMCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on a SPAC’s financial statements as opposed to equity. Glenfarne Merger Corp. (the “Company”) previously accounted for its public and private warrants (collectively, “Warrants”) as equity in the Company’s audited balance sheet as of March 23, 2021, filed as an exhibit to its Current Report on Form 8-K filed on March 29, 2021 (the “Initial 8-K”).

The Company reassessed its accounting for its Warrants issued in March 2021 in light of the SEC Staff’s published views. Based on this reassessment, management determined that the Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company’s statement of operations each reporting period. Therefore, on April 25 2021, the Company, in consultation with its audit committee, concluded that its previously issued balance sheet as of March 23, 2021 should be restated because of a misapplication in the guidance around accounting for the Warrants and should no longer be relied upon. Note 2 to the Company’s unaudited pro forma balance sheet as of April 20, 2021 that is attached hereto as Exhibit 99.1 reflects the reclassification of the Warrants as liabilities and sets forth through expanded disclosure in the financial statements the restatement and its impact on the previously reported amounts in the previously-filed balance sheet.

The Company’s audit committee and management have discussed the matters disclosed in this Item 4.02(a) with WithumSmith+Brown, PC, its independent registered public accounting firm.

Item 8.01. Other Events.

As previously reported by the Company on the Initial Form 8-K, on March 23, 2021, the Company completed its initial public offering (the “IPO”) of 25,000,000 units the (“Units”). Each Unit consists of one share of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and one-third of one redeemable Warrant, each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment, pursuant to the Company’s registration statement on Form S-1 (File No. 333-253206). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $250,000,000.

On April 16, 2021, the underwriters notified the Company of their exercise of the over-allotment option in part and, on April 20, 2021, the underwriters purchased 2,254,262 additional Units (the “Additional Units”) at $10.00 per Additional Unit upon the closing of the over-allotment option, generating additional gross proceeds of $22,542,620.

As previously reported on the Initial Form 8-K, on March 23, 2021, simultaneously with the consummation of the IPO, the Company consummated the private placement (the “Private Placement”) of an aggregate of 810,000 units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit to the Sponsor, generating gross proceeds of $8,100,000. On April 20, 2021, simultaneously with the sale of the Additional Units, the Company consummated the sale of an additional 45,085 Private Placement Units at $10.00 per additional Private Placement Unit (the “Additional Private Placement Units”), generating additional gross proceeds of $450,850. The Private Placement Units are identical to the Units except as described on the Initial Form 8-K.

A total of $22,542,620 of the net proceeds from the sale of the Additional Units and the Additional Private Placement Units was deposited in a trust account established for the benefit of the Company’s public stockholders, with Continental Stock Transfer & Trust Company acting as trustee, bringing the aggregate proceeds held in the Trust Account to $272,542,620.

The previously filed balance sheet as of March 23, 2021, prior to restatement, reflecting receipt of the net proceeds from the IPO and the Private Placement, but not the net proceeds from the sale of the Additional Units, had been prepared by the Company and previously filed on a Current Report on Form 8-K on March 29, 2021 (see Item 4.02 of this Current Report on Form 8-K for additional information). The Company’s unaudited pro forma balance sheet as of April 20, 2021 reflecting receipt of the net proceeds from the sale of the Additional Units is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Pro Forma Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GLENFARNE MERGER corp.

By:	/s/ Brendan Duval
Name: Brendan Duval
Title: Chief Executive Officer

Date: April 26, 2021

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